Exhibit p.1

CODE OF ETHICS

For Access Persons of

Frontegra Funds, Inc.

and

Frontegra Asset Management, Inc.

Effective as of October 1, 1996, as Amended and Restated September 30, 2002

I.

  DEFINITIONS

A.

“Act” means the Investment Company Act of 1940, as amended.

B.

“Access person” means any director, officer or advisory person of the Company or the Advisor.

C.

“Administrator” means U.S. Bancorp Fund Services, LLC.

D.

“Advisor” means Frontegra Asset Management, Inc.

E.

“Advisory person” means:  (i) any employee of the Company or the Advisor (or of any company in a control relationship to the Company or the Advisor), who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by the Company, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (ii) any natural person in a control relationship to the Company or the Advisor who obtains information concerning recommendations made to the Company with regard to the purchase or sale of a security by the Company.  Advisory person does not include any person subject to a Sub-advisor’s Code of Ethics.

F.

A security is “being considered for purchase or sale” when a recommendation to purchase or sell a security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

G.

“Beneficial ownership” shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, except that the determination of direct or indirect beneficial ownership shall apply to all securities which an access person has or acquires.  As a general matter, “beneficial ownership” will be attributed to an access person in all instances where the person (i) possesses the ability to purchase or sell the security (or the ability to direct the disposition of the security); (ii) possesses the voting power (including the power to vote or to direct the voting) over such security; or (iii) receives any benefits substantially equivalent to those of ownership.

Although the following is not an exhaustive list, a person generally would be regarded to be the beneficial owner of the following:

(i)

securities held in the person’s own name;

(ii)

securities held with another in joint tenancy, as tenants in common, or in other joint ownership arrangements;

(iii)

securities held by a bank or broker as nominee or custodian on such persons’ behalf or pledged as collateral for a loan;

(iv)

securities held by members of the person’s immediate family sharing the same household if the person is a custodian, guardian or otherwise has controlling influence over the purchase, sale, or voting of such securities (“immediate family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships);

(v)

securities held by a relative not residing in the person’s home if the person is a custodian, guardian, or otherwise has controlling influence over the purchase, sale, or voting of such securities;

(vi)

securities held by a trust of which the person serves as a trustee and in which the person has a pecuniary interest (including pecuniary interests by virtue of performance fees and by virtue of holdings by the person’s immediate family);

(vii)

securities held by a trust in which the person is a beneficiary and has or shares the power to make purchase or sale decisions;

(viii)

securities held by a general partnership or limited partnership in which the person is a general partner; and

(ix)

securities owned by a corporation which is directly or indirectly controlled by, or under common control with, such person.

Any uncertainty as to whether an access person beneficially owns a security should be brought to the attention of the Compliance Officer.  Such questions will be resolved in accordance with, and this definition is subject to, the definition of “beneficial owner” found in Rules 16a-1(a)(2) and (5) promulgated under the Securities Exchange Act of 1934.

H.

“Company” means Frontegra Funds, Inc.

I.

“Control” shall have the same meaning as that set forth in Section 2(a)(9) of the Act.

J.

“Disinterested director” means a director of the Company who is not an “interested person” of the Company within the meaning of Section 2(a)(19) of the Act.

K.

“Investment personnel” means (i) any employee of the Company or the Advisor (or of any company in a control relationship to the Company or the Advisor) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Company; (ii) any natural person who controls the Company or the Advisor and who obtains information concerning recommendations made to the Company regarding the purchase or sale of securities by the Company.

L.

“Purchase or sale of a security” includes, among other things, the writing of an option to purchase or sell a security.

M.

“Security” shall have the meaning set forth in Section 2(a)(36) of the Act, except that it shall not include shares of registered open-end investment companies, direct obligations of the Government of the United States, high quality short-term debt instruments, bankers’ acceptances, bank certificates of deposit, commercial paper, and such other money market instruments designated by the Company’s Board of Directors.

N.

“Sub-advisor” means any entity that provides investment advice to the Company, other than the Advisor.

II.

  GENERAL FIDUCIARY PRINCIPLES

In addition to the specific principles enunciated in this Code of Ethics, all access persons shall be governed by the following general fiduciary principles:

A.

The duty at all times to place the interests of shareholders above all others;

B.

The requirement that all personal securities transactions be conducted consistent with this Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual’s position of trust and responsibility; and

C.

The fundamental standard that no access person should take inappropriate advantage of their position with the Company or Advisor.

III.

  EXEMPTED TRANSACTIONS

The prohibitions of Section V of this Code of Ethics shall not apply to:

(1)

Purchases or sales effected in any account over which the access person has no direct or indirect influence or control;

(2)

Purchases or sales of securities which are not eligible for purchase or sale by the Company;

(3)

Purchases or sales which are non-volitional on the part of either the access person or the Company;

(4)

Purchases which are part of an automatic dividend reinvestment plan;

(5)

Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired; and

(6)

Purchases or sales which receive the prior approval of a Co-President of the Company because they are only remotely potentially harmful to the Company because the purchases or sales would be very unlikely to affect a highly institutional market, or because they clearly are not related economically to the securities to be purchased, sold or held by the Company.

IV.  POLICY ON SECURITY OWNERSHIP

In addition to the prohibitions contained in Section V hereof, it is the general policy of the Company that no access person shall have any direct or indirect beneficial ownership of any security which is also owned by the Company.  Upon the discovery by the Company or any access person that an access person has direct or indirect beneficial ownership of a security which is also owned by the Company, such access person shall promptly report such fact to a Co-President of the Company, and the Co-President will determine on a case-by-case basis what action, if any, should be taken by the access person with respect to the security.  If the Co-President determines that any significant conflict of interest or potential conflict of interest exists as a result of such ownership the access person may be required to divest himself or herself of such ownership.  This policy enumerated in this Section IV shall not apply to disinterested directors.

V.   PROHIBITED ACTIVITIES

A.

No access person shall purchase or sell, directly or indirectly, any security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership and which he or she knows or should have known that during the 15-day period immediately before or after the access person’s transaction, the Company purchased or sold the security or the Company or Advisor considered purchasing or selling the security.  However, an access person may purchase or sell the same securities as the Company provided the access person executes both the purchase and the sale of such securities at the same or worse price as that received by the Company.  An access person may sell a previously held position in a security until the security is purchased by the Company.  At the time the Company purchases the security and as long as the Company holds the security, the access person must refrain from selling such security until all positions in the security have been liquidated by the Company, except with the prior written approval of the Compliance Officer.

With the exception of the Company’s disinterested directors:

B.

No person who meets the definition of investment personnel shall acquire any securities in an initial public offering.

C.

No person who meets the definition of Investment Personnel shall acquire securities pursuant to a private placement without prior approval from the Company’s Board of Directors.  In determining whether approval should be granted, the Board of Directors should consider:

(1)

whether the investment opportunity should be reserved for the Company and its shareholders; and

(2)

whether the opportunity is being offered to an individual by virtue of his or her position with the Company.

The Company must maintain a record of any decision, and the reasons supporting the decision, to approve the acquisition by Investment Personnel for at least five years after the end of the fiscal year in which the approval is granted.  In the event approval is granted, the access person must disclose the investment when he or she plays a material role in the Company’s subsequent consideration of an investment in the issuer.  In such circumstances, the Company’s decision to purchase securities of the issuer will be subject to an independent review by investment personnel with no personal interest in the issuer.

D.

No access person shall receive any gift or other thing of more than de minimis value from any person or entity that does business with or on behalf of the Company.

E.

No access person shall serve on the board of directors of a publicly traded company without prior authorization from the Company’s Board of Directors based upon a determination that the board service would not be inconsistent with the interests of the Company and its shareholders.  In the event the board service is authorized, access persons serving as directors must be isolated from those making investment decisions through a “Chinese wall.”

F.

No access person shall enter an order for a personal securities transaction without first obtaining the approval of the Compliance Officer or his designee.  A form provided for advance clearance is attached hereto as Appendix 1.  The Compliance Officer shall obtain approval for personal securities transactions from a Co-President.  Before effecting such a transaction, the person shall notify the Compliance Officer or his designee of the proposed transaction, including the amount of the transaction and the security involved.  After appropriate inquiry by the Compliance Officer or his designee of each Subadvisor, the Compliance Officer or his designee shall determine whether such transaction is consistent with this Code of Ethics and shall promptly communicate to the person making such request any determination that the transaction is inconsistent with this Code.  Transaction clearances may be obtained only on the day of the proposed purchase or sale of the security.  The Compliance Officer or his designee shall maintain and make available written records of all actions taken under this Section V(F).

VI.   REPORTING

A.

Except for the transactions set forth in Section III, all securities transactions in which an access person other than a disinterested director has a direct or indirect beneficial ownership interest will be monitored by the Advisor’s Compliance Officer.  The Compliance Officer’s transactions will be monitored by a Co-President.

B.

With the exception of disinterested directors, every access person shall report to the Compliance Officer the information described in Section VI(E) of this Code of Ethics with respect to the transactions in any security in which such access person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the security.

C.

With the exception of disinterested directors, every access person shall report to the Compliance Officer the information described in Section VI(E) of this Code of Ethics even if such access person has no personal securities transactions to report for the reporting period.

D.

A disinterested director of the Company need only report a transaction in a security if such director knew or, in the ordinary course of fulfilling his or her official duties as a director of the Company, should have known that, during the 15-day period immediately before or after the date of the transaction by the director, such security was purchased or sold by the Company or was being considered for purchase or sale by the Company or Advisor.  Such transactions shall be reported to and monitored by the Administrator.

E.

Every report required to be made by this Code of Ethics shall be made not later than ten (10) calendar days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information:

(1)

The date of the transaction, the title, the interest rate and maturity date (if applicable), and the number of shares, and the principal amount of each security involved;

(2)

The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

(3)

The price of the security at which the transaction was effected; and

(4)

The name of the broker, dealer or bank with or through whom the transaction was effected.

Forms which may be used to meet the quarterly reporting requirement are attached as Appendix 2(a) and 2(b).  The determination date for timely compliance with this Section VI(E) is the date the report is received by the Compliance Officer or Administrator, as the case may be, which date must be recorded on the report.

F.

Any report filed pursuant to this Code of Ethics may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the security to which the report relates.

G.

With the exception of disinterested directors, every access person shall direct his or her brokers to supply to the Compliance Officer, on a timely basis, duplicate copies of all trade confirmations and periodic statements for all securities accounts in which such access person has a beneficial ownership interest.  Attached hereto as Appendix 3 is a form letter that may be used to request such documents from the respective broker, dealer, or bank.  It is the responsibility of the access person to make sure that his or her broker does in fact send the duplicate confirmations and the duplicate statements to the Compliance Officer.  These forms, confirmations and statements will be maintained in strictest confidence by the Compliance Officer.

H.

With the exception of disinterested directors, every access person shall disclose to the Compliance Officer all personal securities holdings:  (i) within ten (10) days of such person’s commencement of employment and (ii) in an annual report which reflects such person’s securities holdings as of June 30th.  Such annual report must be received by the Compliance Officer no later than July 31st of each year.

VII.  COMPLIANCE WITH THE CODE OF ETHICS

A.

All access persons shall certify, upon becoming an access person and using the form attached hereto as Appendix 4, that:

(1)

They have received the Code of Ethics;

(2)

They will report all personal securities transactions required to be reported pursuant to the Code; and

(3)

They will comply with the Code of Ethics in all other respects.

B.

All access persons shall certify annually, no later than July 31st of each year and using the form attached hereto as Appendix 5, that:

(1)

They have read and understand the Code of Ethics and recognize that they are subject thereto; and

(2)

They have complied with the requirements of the Code of Ethics and disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the Code.

C.

The Compliance Officer and Administrator, in conjunction with the Company’s legal counsel, shall prepare a quarterly report to the Company’s Board of Directors which shall:

(1)

Summarize existing procedures concerning personal investing, if necessary;

(2)

Identify any violations requiring remedial action during the past quarter; and

(3)

Identify any recommended changes in existing restrictions or procedures based upon the Company’s experience under its Code of Ethics, evolving industry practices, or developments in laws or regulations.

D.

The quarterly reports shall be summarized in an annual report to the Company’s Board of Directors and shall include a certification from the Company and the Advisor stating that the respective entity has adopted procedures reasonably necessary to prevent its access persons from violating this Code of Ethics.

VIII.    SANCTIONS

Upon discovering a violation of this Code of Ethics, the Board of Directors of the Company may impose such sanctions as it deems appropriate, including, among other sanctions, a letter of censure or suspension, or termination of the employment of the violator.  The Company’s Board of Directors will be promptly informed of any serious violations of this Code of Ethics.

Appendix 1

FRONTEGRA ASSET MANAGEMENT, INC.

FRONTEGRA FUNDS, INC.

TRADE AUTHORIZATION REQUEST FORM

1.

Name of Access Person:

_____________________________________

2.

If different than (1), name of person in

whose account the trade will occur:

_____________________________________

3.

Relationship of (2) to (1):

_____________________________________

4.

Name of Security:

_____________________________________

5.

Maximum number of shares or units to

be purchased or sold or amount of bond:

_____________________________________

6.

Check if applicable:                   Purchase                     Market Order

Sale	Limit Order	(Limit Order Price: )

1.

In connection with the foregoing transaction, I hereby make the following representations and warranties:

(a)	I do not possess any material nonpublic information regarding the security or the issuer of the security.

(b)	To my knowledge:

(1) The securities [are / are not] (circle one) held by any investment company managed by Frontegra Asset Management.

(2) There are no outstanding purchase or sell orders for this security by any investment company managed by Frontegra Asset Management; and

(3) None of the securities are actively being considered for purchase or sale by any investment company managed by Frontegra Asset Management.

(c)	The securities are not being acquired in an initial public offering.

(d)	The securities are not being acquired in a private placement.

(e)	I have read the Frontegra Asset Management Code of Ethics within the prior 12 months and believe that the proposed trade fully complies with the requirements of the Code.

_____________________________________

_________________________________

Access Person Signature

Print Name

CERTIFICATION OF ACCESS PERSON DESIGNEE (if applicable)

The undersigned hereby certifies that the above-named access person (a) directly instructed me to complete this Form on his or her behalf, (b) to the best of my knowledge, was out of the office at the time of such instruction and has not returned, and (c) confirmed to me that the information and  representations contained in this form are accurate.

_____________________________________

_____________________________________

Access Person Designee

Print Name

-----------------------------------------------------------------------------------------------------------------------------------------

Clearance/Review Decision:      Date:       /     /          Time:

Spoke with

_________________ at Reams Asset Management on      /     /      at          AM/PM

and/or __________________ at Northern Capital Management on      /     /      at          AM/PM

and/or _________________at IronBridge Capital Management on      /     /      at          AM/PM

The proposed transaction is:

APPROVED  /  DISAPPROVED

____________________________

    (initials of reviewer)

Comments/notes:  ______________________________________________________________________

[White Copy:  Compliance Officer; Yellow Copy:  Access Person]

Appendix 2(a)

Frontegra Funds, Inc. (the “Funds”)

Securities Transaction Report for Officers and Employees of Frontegra Asset

Management, Inc. (the “Advisor”) and Interested Directors of the Funds

For the Calendar Quarter Ended ____________________________

TO:

Keith Bruch, Compliance Officer of the Advisor

During the quarter referred to above, the following transactions were effected in securities of which I had, or by reason of such transactions acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Code of Ethics of the Funds:

Security	Date of Transaction	Number of Shares or Principal Amount	Dollar Amount of Transaction	Interest Rate and Maturity Date (if applicable)	Nature of Transaction (Purchase, Sale, Other)	Price	Broker, Dealer or Bank Through Whom Effected

This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) excludes other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

Signature:

_____________________________

Print Name:

_____________________________

Date:

_____________________________

Must be submitted within 10 days of quarter end to:

Keith Bruch

Frontegra Asset Management, Inc.

400 Skokie Boulevard

Suite 500

Northbrook, IL 60062-2815

Questions regarding this form may be directed to Katie Barry at (414) 765-5316.

REVIEWED:

______________________

____________________________________

Date

Signature

Appendix 2(b)

Frontegra Funds, Inc. (the “Funds”)

Securities Transaction Report for Disinterested Directors of the Funds

For the Calendar Quarter Ended ____________________________

TO:

Katie Barry

During the quarter referred to above, the following transactions were effected in securities of which I had, or by reason of such transactions acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Code of Ethics of the Funds:

Security	Date of Transaction	Number of Shares or Principal Amount	Dollar Amount of Transaction	Interest Rate and Maturity Date (if applicable)	Nature of Transaction (Purchase, Sale, Other)	Price	Broker, Dealer or Bank Through Whom Effected

This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) excludes other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

Signature:

_____________________________

Print Name:

_____________________________

Date:

_____________________________

Must be submitted within 10 days of quarter end to:

Katie Barry

U.S. Bancorp Fund Services, LLC

615 East Michigan Street

Milwaukee, WI 53202

Questions regarding this form may be directed to Katie Barry at (414) 765-5316.

REVIEWED:

____________________

________________________________________

Date

Signature

Appendix 3

FORM OF LETTER TO BROKER, DEALER OR BANK

<Date>

<Broker Name and Address>

Subject:

Account #  ____________________

Dear ____________________:

You are requested to send duplicate confirmations of individual transactions as well as duplicate periodic statements for the above-referenced account to:

Mr. Keith Bruch

Compliance Officer

Frontegra Asset Management, Inc.

400 Skokie Boulevard, Suite 500

Northbrook, IL  60062

Your cooperation is most appreciated.  If you have any questions regarding these requests, please contact me or Mr. Bruch at (847) 509-9860.

Sincerely,

<Name of Access Person>

Appendix 4

ACKNOWLEDGMENT OF RECEIPT OF CODE OF ETHICS

I acknowledge that I have received the Code of Ethics dated October 1, 1996, as Amended and Restated September 30, 2002 and represent:

1.

In accordance with Section VI of the Code of Ethics, I will report all securities transactions in which I have a beneficial interest, except for transactions exempt from reporting under Section III of the Code of Ethics.

2.

I will comply with the Code of Ethics in all other respects.

____________________________________

Access Person Signature

____________________________________

Print Name

Dated:____________________

Appendix 5

ANNUAL CERTIFICATION OF COMPLIANCE WITH THE CODE OF ETHICS

I certify that during the past year:

1.

In accordance with Section VI of the Code of Ethics, I have reported all securities transactions in which I have a beneficial interest except for transactions exempt from reporting under Section III of the Code of Ethics and except to the extent disclosed on an attached schedule.

2.

I have complied with the Code of Ethics in all other respects.

3.

I have read and understand the Code of Ethics and recognize that I am subject to the Code of Ethics.

____________________________________

Access Person Signature

____________________________________

Print Name

Dated:____________________